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                                                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE
October 21, 1999

Contact: John Breed
         (713) 209-8835


                      COOPER INDUSTRIES' THIRD QUARTER
                      PER SHARE EARNINGS UP 10 PERCENT
   Strong top-line growth in Electrical Products drives positive results

HOUSTON, TX, Oct. 21 -- Cooper Industries, Inc. (NYSE:CBE) today reported third-quarter earnings per share of 89 cents (assuming dilution), a 9.9 percent increase over third-quarter 1998 earnings of 81 cents per share. Revenues for the third quarter 1999 were up 6.3 percent to $982.2 million compared to $924.0 million for the same period last year. Net income for the third quarter 1999 declined to $84.4 million from $93.2 million in the same period last year due to the absence of $25.9 million of earnings from the Automotive Products segment, which was sold in October of last year.

         "Our third-quarter results clearly underscore the effectiveness of our strategy to focus on higher growth, less volatile markets and to relentlessly attack costs throughout all of our operations," said H. John Riley, Jr., chairman, president and chief executive officer, Cooper Industries, Inc. "We believe that the actions we are taking to grow our Electrical Products businesses, refine our Tools & Hardware enterprise and markedly reduce costs will continue to enhance Cooper's profitability.

         "Cooper achieved substantial top-line growth during the quarter in our Electrical Products segment. Revenues were up in all of the Company's Electrical Products businesses, led by significant growth in our lighting operations," continued Riley. "This more than offset anticipated weakness in our Tools & Hardware segment which is undergoing strategic consolidation in the face of difficult market conditions."

         Diluted earnings for the nine months ended September 30, 1999, rose by 6.5 percent to $2.61 per share compared to $2.45 per share for the same period last year. Revenues for the nine-month period were up 3.4 percent to $2,864 million compared to $2,769 million for the first nine months of 1998. Net income for the nine months this year decreased to $248.0 million compared to last year's nine-month net income of $291.2 million as a result of the previously mentioned sale of the Automotive Products segment, which added $84.2 million to net income,

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COOPER INDUSTRIES, INC.                                                 PAGE 2

or 71 cents to earnings per share, during the period. The majority of the earnings per share impact of the 1998 Automotive Products segment sale was offset by the use of the sale proceeds to realign the Company's capital structure through share repurchases and debt reduction. For the first nine months of 1999, interest expense decreased 55 percent to $39.1 million compared to $87.5 million last year, and diluted shares decreased 20 percent to 95.0 million from 118.8 million last year.

                            ELECTRICAL PRODUCTS

         Third-quarter 1999 revenues from the Electrical Products segment increased 9 percent to $786.0 million from $724.0 million last year. Operating earnings for the third quarter rose 8 percent to $133.8 million from $124.5 million for the same period last year.

         During the quarter, base business sales in Electrical Products increased nearly 6 percent. This growth was bolstered by complementary acquisitions that provided new markets and distribution channels, enhanced product selections and increased opportunities for cost savings. Cooper acquired five electrical products businesses this year. The largest, JSB Electrical, plc, a European manufacturer of emergency lighting, fire detection and security systems, was purchased in August.

         Cooper's lighting fixture business, with double-digit growth during the quarter, spearheaded solid results in the Electrical Products segment. Cooper's circuit protection business also grew nicely during the quarter through increased penetration into the expanding electronics marketplace. Revenue from the Company's hazardous area construction materials business showed signs of stabilizing during the quarter, despite continued weakness in the unit's core energy and petrochemicals markets. Revenues from the Company's power systems business approached more normal levels as the operation continued to absorb the implementation of new business systems technology.

         Cooper continues to aggressively expand its Electrical Products businesses. Recently, the Company announced that it had agreed to buy Regent Lighting, a U.S. manufacturer of security lighting fixtures for the home market. Earlier this week, Cooper announced the purchase of the electrical enclosures business of Weidmuller UK Group Limited. Both businesses are expected to have a favorable impact on results in 2000.

         Continued actions to reduce costs, a disciplined approach to growth in key markets and a broad range of high quality product offerings characterize Cooper's Electrical Products segment, which currently accounts for 80 percent of the Company's revenue stream.

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COOPER INDUSTRIES, INC.                                                 PAGE 3


                              TOOLS & HARDWARE

         Third-quarter 1999 revenues in the Tools & Hardware segment were $196.2 million compared to $200.0 million for the same period last year. Operating earnings for the third quarter 1999 were $20.6 million compared to $25.3 million for last year's third quarter.

         As anticipated, weakness in the industrial hand tool, energy and aerospace markets impacted Cooper's third quarter performance in the segment. During the third quarter, the Company embarked on a significant restructuring effort within its Tools business to leverage operational strengths and further reduce costs. These actions, coupled with selective acquisitions, will position Cooper's Tools & Hardware businesses for increased profitability over the next six to twelve months.

         "Cooper's performance in the third quarter remained on track and in line with our expectations for the year," continued Riley. "We are beginning to realize the benefits of our concerted efforts to streamline operations and lower manufacturing costs. At the same time, we are taking actions to leverage the Company's inherent strengths, which are considerable. We have strong cash flow, well-recognized brand name products and a disciplined approach to acquisitions through which we continue to grow our worldwide customer base in our chosen markets.

         "The momentum we attained in earlier quarters, combined with our solid third-quarter results, positions us to achieve further earnings improvements over the balance of the year," continued Riley. "Longer term, I am confident that our current strategies will produce significant earnings gains and increased shareholder value."

         Cooper Industries, with 1998 revenues of $3.7 billion, is a worldwide manufacturer of electrical products, tools and hardware. Additional information about Cooper is available on the Company's Internet site: www.cooperindustries.com.

         Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, such as the level of market demand for the Company's products, competitive pressures and future economic conditions. These factors are discussed in the Company's 1998 Annual Report on Form 10-K.

         Comparisons of 1999 and 1998 third-quarter and year-to-date results appear on the following pages.


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                     CONSOLIDATED RESULTS OF OPERATIONS



                                               Quarter Ended September 30,
                                             -------------------------------
                                               1999                1998
                                             ---------          ---------
                                             (in millions where applicable)

Revenues                                     $   982.2          $   924.0

Cost of sales                                    664.4              621.8
Selling and administrative expenses              160.8              151.0
Goodwill amortization                             11.5               11.2
Interest expense                                  13.7               34.8
                                             ---------          ---------

   Continuing Income Before Income Taxes         131.8              105.2
Income taxes                                      47.4               37.9
                                             ---------          ---------
   Continuing Income                              84.4               67.3
Discontinued operations, net of tax                  -               25.9
                                             ---------          ---------
   Net Income (1)                            $    84.4          $    93.2
                                             =========          =========

Net Income Per Common Share:
   Basic
     Continuing Operations                   $     .90          $     .59
     Discontinued Operations                         -                .23
                                             ---------          ---------
     Net Income                              $     .90          $     .82
                                             =========         ==========
   Diluted
     Continuing Operations                   $     .89          $     .59
     Discontinued Operations                         -                .22
                                             ---------          ---------
     Net Income                              $     .89          $     .81
                                             =========         ==========

Shares Utilized in Computation
   of Income Per Common Share:
      Basic                                  94.0 MILLION      113.5 million
      Diluted                                95.1 MILLION      114.7 million


                           PERCENTAGE OF REVENUES

                                               Quarter Ended September 30,
                                             -------------------------------
                                               1999                1998
                                             ---------          ---------

Revenues                                       100.0%             100.0%
Cost of sales                                   67.6%              67.3%
Selling and administrative expenses             16.4%              16.3%
Continuing Income Before Income Taxes           13.4%              11.4%
Continuing Income                                8.6%               7.3%


                   (Additional information on next page)


(1) Net income is not comparable quarter-to-quarter due to the impact of the sale of the Automotive Products business and the resulting use of the proceeds to reduce debt and buy back shares.


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               CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

         ADDITIONAL INFORMATION FOR THE QUARTER ENDED SEPTEMBER 30

                            SEGMENT INFORMATION



                                               Quarter Ended September 30,
                                             -------------------------------
                                               1999                1998
                                             ---------          ---------
                                                     (in millions)
Revenues:
   Electrical Products                        $ 786.0           $ 724.0
   Tools & Hardware                             196.2             200.0
                                              -------           -------
       Total                                  $ 982.2           $ 924.0
                                              =======           =======

Segment Operating Earnings:
   Electrical Products                        $ 133.8           $ 124.5
   Tools & Hardware                              20.6              25.3
                                              -------           -------
       Total                                    154.4             149.8

General Corporate expense                         8.9               9.8
Interest expense                                 13.7              34.8
                                              -------           -------
Consolidated income from continuing
  operations  before income taxes             $ 131.8           $ 105.2
                                              =======           =======


                                               Quarter Ended September 30,
                                             -------------------------------
                                               1999                1998
                                             ---------          ---------
Return on Sales:
   Electrical Products                         17.0%              17.2%
   Tools & Hardware                            10.5%              12.7%
       Total Segments                          15.7%              16.2%


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                     CONSOLIDATED RESULTS OF OPERATIONS


                                             Nine Months Ended September 30,
                                             -------------------------------
                                               1999                1998
                                             ---------          ---------
                                            (in millions where applicable)

Revenues                                      $2,864.4          $2,769.3

Cost of sales                                  1,926.2           1,863.5
Selling and administrative expenses              473.7             462.5
Goodwill amortization                             34.3              32.4
Nonrecurring charges                               3.7                 -
Interest expense                                  39.1              87.5
                                              --------          --------

   Continuing Income Before Income Taxes         387.4             323.4
Income taxes                                     139.4             116.4
                                              --------          --------
   Continuing Income                             248.0             207.0
Discontinued operations, net of tax                  -              84.2
                                              --------          --------
       Net Income (1)                         $  248.0          $  291.2
                                              ========          ========

Net Income Per Common Share:
   Basic
      Continuing Operations                   $   2.64          $   1.76
      Discontinued Operations                        -               .72
                                              --------          --------
      Net Income                              $   2.64          $   2.48
                                              ========          ========
   Diluted
      Continuing Operations                   $   2.61          $   1.74
      Discontinued Operations                        -               .71
                                              --------          --------
      Net Income                              $   2.61          $   2.45
                                              ========          ========

Shares Utilized in Computation
   of Income Per Common Share:
         Basic                                94.1 MILLION      117.2 million
         Diluted                              95.0 MILLION      118.8 million


                           PERCENTAGE OF REVENUES


                                             Nine Months Ended September 30,
                                             -------------------------------
                                               1999                1998
                                             ---------          ---------

Revenues                                      100.0%              100.0%
Cost of sales                                  67.2%               67.3%
Selling and administrative expenses            16.5%               16.7%
Continuing Income Before Income Taxes          13.5%               11.7%
Continuing Income                               8.7%                7.5%


                   (Additional information on next page)


(1) Net income is not comparable period-to-period due to the impact of the sale of the Automotive Products business and the resulting use of the proceeds to reduce debt and buy back shares.


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               CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

       ADDITIONAL INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30

                            SEGMENT INFORMATION


                                             Nine Months Ended September 30,
                                             -------------------------------
                                               1999                1998
                                             ---------          ---------
                                                    (in millions)
Revenues:
   Electrical Products                       $2,265.6           $2,153.9
   Tools & Hardware                             598.8              615.4
                                             --------           --------
       Total                                 $2,864.4           $2,769.3
                                             ========           ========

Segment Operating Earnings
Without Nonrecurring Items:
   Electrical Products                       $   386.1          $  364.0
   Tools & Hardware                               73.0              85.0
                                             ---------          --------
       Total                                     459.1             449.0

Segment Nonrecurring Items:
   Electrical Products                             3.0                 -
   Tools & Hardware                                1.5                 -
                                             ---------          --------
       Total                                       4.5                 -
                                             ---------          --------

Segment Operating Earnings
With Nonrecurring Items:
   Electrical Products                           383.1             364.0
   Tools & Hardware                               71.5              85.0
                                             ---------          --------
       Total segment operating earnings          454.6             449.0

General Corporate nonrecurring items              (0.8)                -
General Corporate expense                         28.9              38.1
Interest expense                                  39.1              87.5
                                             ---------         ---------
Consolidated income from continuing
  operations before income taxes             $   387.4         $   323.4
                                             =========         =========



                                             Nine Months Ended September 30,
                                             -------------------------------
                                               1999                1998
                                             ---------          ---------
Return on Sales: (1)
   Electrical Products                         17.0%              16.9%
   Tools & Hardware                            12.2%              13.8%
       Total Segments                          16.0%              16.2%


(1)     Before Nonrecurring Items.

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